EXHIBIT 23.1

            Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration
Statements:

      (1) Registration Statement (Form S-8 No. 333-127114) pertaining to Bluegreen Corporation 2005 Stock Incentive Plan,

      (2)   Registration   Statement  (Form  S-8  No.  33-61687)  pertaining  to
            Bluegreen Corporation's 1988 Outside Directors Stock Option Plan and 1995 Stock Incentive Plan, and

      (3) Registration Statement (Form S-8 No. 333-64659) pertaining to Bluegreen Corporation's 1998 Non-Employee Directors Stock Option Plan, Amended and Restated 1995 Stock Incentive Plan and Retirement Savings Plan;

of our reports dated March 14, 2007, with respect to the consolidated financial statements of Bluegreen Corporation, Bluegreen Corporation management's assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting of Bluegreen Corporation, included in the Annual Report (Form 10-K) of Bluegreen Corporation for the year then ended December 31, 2006.


                                                    ERNST & YOUNG LLP
                                                    Certified Public Accountants

March 14, 2007
Miami, Florida


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